UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2011

Technical Communications Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	0-8588	04-2295040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (978) 287-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 22, 2011, Technical Communications Corporation announced its financial results for the fiscal year and quarter ended September 24, 2011. A copy of the press release dated November 22, 2011 describing such results is attached as Exhibit 99.1 to this report and incorporated herein.

Item 5.02. Election of New Director.

On November 19, 2011, Francisco F. Blanco accepted his nomination as a Class II member of the Company's Board of Directors to complete the term of Robert T. Lessard, who passed away in May of this year. Mr. Blanco has also been elected to serve on the Audit Committee and the Compensation, Nominating and Governance Committee of the Board. The election of Mr. Blanco puts the Company in compliance with NASDAQ listing requirement 5605(c)(2), which requires that the Company's Audit Committee be comprised of at least three directors, all of whom are independent. A copy of the press release dated November 22, 2011 announcing such election is attached as Exhibit 99.1 to this report and incorporated herein.

There is no arrangement or understanding between Mr. Blanco and any other person pursuant to which he was to be elected to the Board of Directors, and he is not a party to any transaction or proposed transaction with the Company or any related person.

Item 8.01. Other Events.

On November 17, 2011, the Board of Directors of Technical Communications Corporation declared a dividend of $0.10 per share of common stock payable on December 15, 2011 in cash to all shareholders of record on December 1, 2011. A copy of the press release dated November 22, 2011 describing such dividend declaration is attached as Exhibit 99.1 to this report and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

a. Financial statements of businesses acquired. Not applicable.
b. Shell company transactions. Not applicable
d. Exhibits.	The following exhibit is furnished pursuant to Item 2.02 hereof, and the information contained in this report and such exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated therein.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation (Registrant)
November 22, 2011 (Date)	/s/ CARL H. GUILD, JR. Carl H. Guild, Jr. President and Chief Executive Officer